                                                                       Exhibit 4





                              AMENDED AND RESTATED
                           GENERAL SECURITY AGREEMENT


                                     BETWEEN



                               HARRIS CORPORATION


                                       AND



                                TELTRONICS, INC.


                      ORIGINALLY DATED AS OF JUNE 30, 2000

                    AMENDED AND RESTATED AS OF MARCH 27, 2002

                                TABLE OF CONTENTS
                                -----------------

                                                                                                                Page
                                                                                                                ----
         Article I Definitions....................................................................................1

         1.1      Definitions.....................................................................................1
         1.2      Applicability of UCC Definitions................................................................7

         ARTICLE II SECURITY INTERESTS............................................................................7

         2.1      Grant of Security Interest......................................................................7
         2.2      Perfection of Security Interests................................................................8
         2.3      Closing Report..................................................................................9
         2.4      Additional Security............................................................................10
         2.5      Power of Attorney..............................................................................10

         ARTICLE III GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS...........................................11

         3.1      Inspection; No Liens...........................................................................11
         3.2      Financing Statements...........................................................................11
         3.3      Chief Executive Office State; Records..........................................................11
         3.4      Location of Inventory and Equipment............................................................12
         3.5      Recourse.......................................................................................12
         3.6      Trade Names; Change of Name....................................................................12
         3.7      Payment and Performance........................................................................12
         3.8      Possession; Sale and Exchange..................................................................12
         3.9      Preservation of Collateral, Defend Collateral..................................................13
         3.10     Organization...................................................................................13
         3.11     Non-Contravention..............................................................................13
         3.12     Security Agreement Binding.....................................................................14
         3.13     No Default of Debtor...........................................................................14
         3.14     No Litigation; No Default......................................................................14
         3.15     Information Schedule...........................................................................14

         ARTICLE IV SPECIAL PROVISION CONCERNING ACCOUNTS; CONTRACT RIGHTS.......................................14

         4.1      Maintenance of Records.........................................................................14
         4.2      Direction to Account Debtors; Contracting Parties, etc.........................................15
         4.3      Debtor Remains Liable..........................................................................15
         ARTICLE V PROVISIONS CONCERNING ALL COLLATERAL..........................................................15
         5.1      Protection of Secured Party's Rights...........................................................15
         5.2      Financing Statements...........................................................................15
         5.3      Secured Party May Perform......................................................................16

                                      (i)


         ARTICLE VI EVENTS OF DEFAULT; REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT..............................16

         6.1      Events of Default and Remedies; Obtaining the Collateral Upon Default..........................16
         6.2      Remedies; Disposition of the Collateral........................................................18
         6.3      Waiver of Claims...............................................................................18
         6.4      Application of Proceeds........................................................................19
         6.5      Collateral Account.............................................................................20
         6.6      Remedies Cumulative, etc.......................................................................20
         6.7      No Effect on Liability of Debtor...............................................................21
         6.8      No Marshaling..................................................................................21

         ARTICLE VII INDEMNITY...................................................................................21

         7.1      Indemnity......................................................................................21
         7.2      Indemnity Obligations Secured by Collateral; Survival..........................................22

         ARTICLE VIII MISCELLANEOUS..............................................................................22

         8.1      Notices........................................................................................22
         8.2      Waiver; Amendment..............................................................................23
         8.3      Obligations Absolute...........................................................................23
         8.4      Successors and Assigns.........................................................................23
         8.5      Construction; Pronouns.........................................................................23
         8.6      Severability...................................................................................23
         8.7      Further Assurances.............................................................................24
         8.8      Debtor's Duties................................................................................24
         8.9      Governing Law..................................................................................24
         8.10     Submission to Jurisdiction; Waiver of Jury Trial...............................................24
         8.11     Counterparts...................................................................................24


EXHIBITS
--------
A -               INFORMATION SCHEDULE
B -               SCHEDULE OF COLLATERAL STATE(S)

SCHEDULES
---------
A -               PERMITTED LIENS


                                      (ii)

                 AMENDED AND RESTATED GENERAL SECURITY AGREEMENT


         THIS AMENDED AND RESTATED GENERAL SECURITY AGREEMENT, dated as of March 27, 2002 (as modified, supplemented, restated or amended from time to time, this "SECURITY AGREEMENT"), is made by and between TELTRONICS, INC., a Delaware corporation, (the "DEBTOR") and HARRIS CORPORATION, a Delaware corporation (the "SECURED PARTY").

                              W I T N E S S E T H:
                               - - - - - - - - - -


         WHEREAS, the Debtor executed and delivered to the Secured Party that certain Security Agreement dated June 30, 2000 (the "ORIGINAL SECURITY Agreement"), securing amounts due under a secured promissory note originally issued in the principal amount of $6,884,355.29, which note was amended and restated as of October 4, 2000, pursuant to the Amended and Restated Secured Promissory Note (the "EXISTING PROMISSORY NOTE") pursuant to which an additional $212,267.62 of accrued and unpaid interest was added to the unpaid principal, resulting in a note in the principal amount of $7,096,622.91; and

         WHEREAS, simultaneously herewith the Debtor has executed and delivered to the Secured Party that certain Amended, Restated and Consolidated Secured Promissory Note dated of even date herewith in the original principal amount of 9,196,801.23, which amends and restates the Existing Promissory Note and adds and consolidates additional amounts owing to the Secured Party by the Debtor (as amended, restated and consolidated as of March 27, 2002) (the "NOTE"); and

         WHEREAS, the Secured Party and the Debtor have agreed upon the Debtor's provision of collateral as security for the obligations of the Debtor under the Note, and to amend and restate the Original Security Agreement in its entirety to read as herein set forth.

         NOW, THEREFORE, to induce the Secured Party to accept the Note from Debtor and in consideration of the benefits accruing to the Debtor, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor hereby makes the following representations and warranties to the Secured Party and hereby covenants and agrees with the Secured Party as follows:

                                   ARTICLE I
                                   DEFINITIONS

         1.1 DEFINITIONS. For purposes of this Security Agreement, the following terms shall have the following meanings. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

         "ACCESSION" shall have the meaning provided in Section 679.1021(1)(a) of the UCC.

         "ADDITIONAL INVENTORY NOTE" shall mean the promissory note between Teltronics, Inc. (as "Maker") and Harris Corporation (as "Payee) dated as of March 27, 2002 in the principal amount of $94,185.90.

         "ACCOUNTS" shall have the meaning provided in Section 679.1021(1)(b) of the UCC, now owned or hereafter acquired by the Debtor and shall include in any event (without limitation) (i) all credit or charge card receivables and (ii) all payment obligations, whether or not earned by performance, arising out of the sale, lease, license, assignment or disposition of Goods or other property, the provision of services not evidenced by any Instrument, a policy of insurance issued or to be issued, or a secondary obligation incurred or to be incurred.

         "APPLICABLE LAW" shall mean any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, approval, confession, grant, franchise, license, agreement, directive, guideline, policy, requirement or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, whether now or hereafter in effect with respect to the Debtor or any property of the Debtor.

         "ASSET SALE AGREEMENT" shall mean that certain Asset Sale Agreement by and among Harris Corporation (as "Seller" therein) and the Debtor (as "Buyer" therein) dated as of June 30, 2000, as amended.

         "BANKRUPTCY CODE" shall mean Title 11 of the United States Code, as amended from time to time.

         "CAPITAL LEASES" shall mean all obligations of the Debtor under any lease of property, the obligations of which are required to by capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles.

         "CHATTEL PAPER" shall have the meaning provided in Section 679.1021(1)(k) of the UCC, now owned or hereafter acquired by the Debtor, and shall include in any event (without limitation) (i) all writings evidencing both a monetary obligation and a security interest in or a lease of specific Goods, including any Instruments evidencing such obligations, and (ii) all Electronic Chattel Paper.

         "CHIEF EXECUTIVE OFFICE STATE" shall mean the place from which the Debtor manages the main part of its business operations or other affairs.

         "CLOSING" shall mean the execution and consummation of the transactions contemplated by this Security Agreement.

         "COLLATERAL" shall have the meaning provided in Section 2.1(b) hereof.

         "COLLATERAL STATE" shall mean the states identified in EXHIBIT B as locations of all Collateral consisting of Goods.

         "COMMERCIAL CLAIMS" shall mean the commercial or business claims, including, but not limited to, "Commercial Tort Claims" (as defined in Section 679.1021(1)(m) of the UCC) of the Debtor described on the Information Schedule, and to the fullest extent permitted by Applicable Law any other claims, causes of action, judgments and awards relating to the Debtor's business whether now existing or hereafter arising.

         "CONTRACT RIGHT" shall mean each right, not evidenced by any Instrument or Chattel Paper, of the Debtor (including without limitation all rights to payments and indemnities) under each Contract, both now owned or hereafter acquired, together with all cash and non-cash Proceeds and products thereof.

         "CONTRACTS" shall mean all contracts between the Debtor and one or more additional parties, both now owned or hereafter acquired.

         "CONTROL AGREEMENT" shall mean an agreement among the Secured Party and others that satisfies the requirements of Sections 679.1041 through 679.1071 of the UCC so that the Secured Party has control of Collateral consisting of Deposit Accounts, Electronic Chattel Paper, Investment Property or Letter of Credit Rights.

         "DEBTOR" shall have the meaning provided in the Preamble to this Security Agreement.

         "DEBTOR STATE" shall mean the state identified in EXHIBIT A as the state of incorporation of the Debtor.

         "DEPOSIT ACCOUNT" shall mean, in each case now existing and hereafter arising, each demand, time, savings, passbook, or similar account of the Debtor maintained with a bank, and shall include in any event (without limitation) the accounts described in the Information Schedule, all deposit accounts of the Debtor with the Bank. The term "Deposit Account" shall not, for the purposes of this definition, include Investment Property or Accounts evidenced by an Instrument.

         "DOCUMENT" shall have the meaning provided in Section 679.1021(1)(dd) of the UCC, now owned or hereafter acquired.

         "ELECTRONIC CHATTEL PAPER" shall have the meaning provided in Section 679.1021(1)(ee) of the UCC, now owned or hereafter acquired.

         "EQUIPMENT" shall have the meaning provided in Section 679.1021(1)(gg) of the UCC, now owned or hereafter acquired, and shall include in any event (without limitation) all Goods now or hereafter owned by the Debtor whether now or hereafter deemed to constitute Fixtures.

         "EVENT OF DEFAULT" shall mean any event of default under, and as defined in, Section 6.1 hereof.

         "FINANCING STATEMENT" shall have the meaning provided in Section 679.1021(1)(mm) of the UCC as in effect on the date hereof.

         "FIXTURE FILING" shall have the meaning provided in Section 679.1021(1)(nn) of the UCC.

         "FIXTURES" shall have the meaning provided in Section 679.1021(1)(oo) of the UCC, now owned or hereafter acquired.

         "GENERAL INTANGIBLES" shall have the meaning provided in Section 679.1021(1)(pp) of the UCC, now owned or hereafter acquired, and in any event shall include (without limitation) choses in action, Payment Intangibles, Software, all domain names, patents, patent applications, Marks, Mark applications, and copyrights registration and applications (including, without limitation, those Marks, domain names, patents and copyrights identified on the Information Schedule), and the goodwill of the Debtor's business symbolized thereby, and all customer lists, goodwill and engineering drawings and all licenses, permits, agreements of any kind or nature pursuant to which the Debtor possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of the Debtor. The term "General Intangibles" shall not, for purposes of this definition, include Goods, Accounts, Commercial Claims, Deposit Accounts, Investment Property, Letter-of-Credit Rights, Chattel Paper, Contract Rights, Documents, Instruments and immediately-available cash.

         "GOODS" shall have the meaning provided in Section 679.1021(1)(rr) of the UCC, now owned or hereafter acquired.

         "HEALTH-CARE-INSURANCE RECEIVABLES" shall mean an interest in or claims under a policy of insurance which is a right of payment of a monetary obligation for health-care goods or services provided or to be provided.

         "INDEMNITEE" shall mean the Secured Party and its successors, assigns, employees, agents, servants, outside attorneys and paralegals, expert witnesses, consultants, accountants, and other professionals.

         "INFORMATION SCHEDULE" shall mean the schedule of information attached as EXHIBIT A to this Security Agreement disclosing information about the Debtor, the Debtor's business and the Collateral.

         "INSTRUMENT" shall have the meaning provided in Section 679.1021(1)(uu) of the UCC, now owned or hereafter acquired, and shall include in any event (without limitation), negotiable instruments, certificated securities, and each writing evidencing a right to the payment of money.

         "INVENTORY" shall have the meaning provided in Section 679.1021(1)(vv) of the UCC, now owned or hereafter acquired.

         "INVESTMENT PROPERTY" shall have the meaning provided in Section 679.1021(1)(ww) of the UCC, now owned or hereafter acquired.

         "LETTER-OF-CREDIT RIGHT" shall have the meaning provided in Section 679.1021(1)(yy) of the UCC, now owned or hereafter acquired.

         "LIENS" shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest in a financing lease or analogous instrument, in, of, or on the Debtor's property.

         "LIFE INSURANCE POLICIES" shall mean all policies of life insurance kept on key members or employees of Debtor, now existing or hereafter acquired, including (without limitation) those disclosed on the Information Schedule.

         "LOAN AGREEMENT" shall mean that certain Loan Agreement by and among Harris Corporation (therein "Harris") and Debtor (therein "Borrower") dated as of March 27, 2002.

         "MARKS" shall mean any trademarks and service marks now held or hereafter acquired by the Debtor whether registered or not, including (without limitation) all applications for the same and all trade dress, logos or designs.

         "NOTE" shall have the meaning provided in the second WHEREAS clause of this Security Agreement.

         "OBLIGATIONS" shall mean:

                  (a) the full and prompt payment when due of amounts, and the payment or performance of all other obligations of the Debtor, under the Note, the Loan Agreement, the Additional Inventory Note and this Security Agreement (whether by demand, upon acceleration or otherwise);

                  (b) any and all present and future loans, advances, indebtedness, liabilities and obligations of any kind owing to the Secured Party by the Debtor, however evidenced, whether as principal, guarantor or otherwise, whether arising under the Note, the Loan Agreement this Security Agreement, the Additional Inventory Note or otherwise;

                  (c) any and all sums advanced or spent by the Secured Party in order to maintain or preserve the Collateral or maintain or preserve its security interest in the Collateral, including without limitation all expenditures made for the perfection or prioritization of the Secured Party's rights in the Collateral and any other expenditures that the Secured Party may make under the provisions of this Security Agreement or for the benefit of the Debtor;

                  (d) all amounts owed under any modifications, renewals, or extensions of any of the foregoing obligations;

                  (e) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Debtor or the Debtor referred to in clauses (a), (b), (c) and (d), the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral, or of any exercise by the Secured Party of its rights hereunder, together with reasonable attorneys' fees and court costs and all amounts paid by any Indemnitee which has the right to reimbursement under Article VII of this Security Agreement; and

                  (f) any of the foregoing that arises after the filing of a petition by or against the Debtor or the Debtor under the Bankruptcy Code , even if the obligations do not accrue because of the automatic stay under Section 362 of the Bankruptcy Code or otherwise.

         "PAYMENT INTANGIBLE" shall have the meaning provided in Section 679.1021(1)(hhh) of the UCC, now owned or hereafter acquired, and in any event shall include (without limitation) payment rights that arise out of agreements for borrowed money that do not constitute Instruments.

         "PERMITTED LIENS" shall mean (i) Liens granted to the Secured Party,
(ii) purchase money Liens on newly acquired assets, which Liens shall extend solely to the assets so acquired, (iii) Liens expressly junior and subordinate in right to those created under this Agreement, (iv) Liens extending to assets which are leased pursuant to Capital Leases, which assets have not been owned by Secured Party prior to the entering into of such Capital Leases and which Lien extends solely to the assets so leased; and (v) liens in existence on the date hereof and listed on SCHEDULE A hereto, including any refinancing of any existing Permitted Lien held by CIT Group/Credit Finance, Inc. "CIT") or Finova Mezzanine Capital, Inc. ("FINOVA") so long as the total indebtedness of the Debtor does not exceed $5,500,000 with respect to CIT or $1,000,000 with respect to Finova (except in the case of Collateral which represent assets acquired under the Asset Sale Agreement which shall be senior in all respects to any previously filed Liens).

         "PERSON" shall mean any individual, partnership, corporation, association, trust, limited liability company, or other legal entity, whether foreign or domestic, and his, her, or its heirs, executors, administrators, legal representative, successors, and assigns where the context requires.

         "PROCEEDS" shall have the meaning provided in Section 679.1021(1)(lll) of the UCC, except that it shall also include the entire amount of whatever is received in respect of:

                  (a) claims arising out of the loss, nonconformity, or interference with the use of, defects, or infringement of rights in, or damage to, the Collateral;

                  (b) any insurance payable by reason of the loss or nonconformity of, defects or infringement of rights in, or damage to, the Collateral; and

                  (c) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (or any entity acting under color of authority with respect thereto).

         "REGISTERED COLLATERAL" shall mean vehicles, trucks, mobile homes, manufactured homes, vessels, boats, aircraft, railroad rolling stock, patent applications, patents, mask works, copyright applications, copyrights, Marks, uncertificated securities, government contract rights, and state and federal licenses and permits.

         "SECURED PARTY" shall have the meaning provided in the Preamble to this Security Agreement.

         "SECURITY AGREEMENT" shall mean this Amended and Restated General Security Agreement made between the Debtor and the Secured Party, as amended, modified or supplemented from time to time.

         "SOFTWARE" shall have the meaning provided in Section 679.1021(1)(vvv) of the UCC, now or hereafter acquired.

         "SOS REPORT" shall have the meaning provided in Section 2.3.

         "SUPPORTING OBLIGATION" shall mean any present or future right, obligation, security, surety, guaranty, security interest, indemnity, deposit, collateral or other recourse rights the Debtor may have in respect to any obligation owed to the Debtor, including (without limitation) those that support payment or performance of any Account, Chattel Paper, Document, General Intangible, Instrument or Investment Property of the Debtor.

         "UCC" shall mean the Uniform Commercial Code, as amended from time to time and construed under the laws of the State of Florida; PROVIDED, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted pursuant to
Article II hereof (as well as all other security interests created or assigned as additional security for the Obligations pursuant to the provisions of this Security Agreement) in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Florida, "UCC" shall mean the Uniform Commercial Code as in effect in such jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

         1.2 APPLICABILITY OF UCC DEFINITIONS. Any term used in the UCC and not defined in this Security Agreement has the meaning given to such term in the UCC.

                                   ARTICLE II
                               SECURITY INTERESTS

         2.1      GRANT OF SECURITY INTEREST

                  (a) In order to secure the Note in accordance with the terms thereof, and to secure the prompt and complete payment and performance when due (whether by acceleration, on demand or otherwise) of all of the Obligations, the Debtor does hereby grant, pledge, hypothecate, assign and transfer unto the Secured Party a continuing security interest in and a right of setoff against, all of the rights, title and interests of the Debtor in, to and under all personal property of the Debtor including but not limited to all of the following, whether now owned by the Debtor or hereafter from time to time acquired and whether now existing or hereafter coming into existence, and wherever located:

                           (i) Accounts, including (without limitation) Health-Care-Insurance Receivables;

                           (ii)     Chattel Paper;
                           (iii)    Commercial Claims
                           (iv)     Contract Rights;
                           (v)      Deposit Accounts;
                           (vi)     Documents;
                           (vii)    Equipment;
                           (viii)   Fixtures;
                           (ix)     General Intangibles, including (without
                                    limitation) Payment Intangibles;
                           (x)      Goods, including (without limitation) Goods
                                    created by Accession;
                           (xi) Instruments, including (without limitation) promissory notes;
                           (xii)    Inventory;
                           (xiii)   Investment Property;
                           (xiv)    Letter-of-Credit Rights;
                           (xv)     Life Insurance Policies;
                           (xvi)    Marks;
                           (xvii)   Proceeds;
                           (xviii)  Software;
                           (xix)    Supporting Obligations; and
                           (xx) To the extent not listed above as original collateral, cash and non-cash Proceeds and products of the foregoing.

                  (b) All of the assets, rights and interests in and to property described in Section 2.1(a) and all other assets, rights and interests in and to property, whether now or hereafter acquired, and wherever located, which shall from time to time secure the Obligations, whether pursuant to this Security Agreement or otherwise, are hereafter collectively referred to as the "COLLATERAL". The security interest granted hereunder in the portion of Collateral which represents assets acquired from Harris Corporation pursuant to the Asset Sale Agreement and Proceeds thereon shall be a first priority purchase money security interest to secure the principal amount of $7,096,622.91 and the Additional Inventory Note amount of $94,185.90 plus interest on such amounts. The security interest granted in the other assets of the Debtor shall have the priority established by filing of financing statement and shall as a result be subordinate to any security interests granted to the senior lenders of the Debtor (including CIT and Finova) as of June 30, 2000.

                  (c) The security interest of the Secured Party under this Security Agreement extends to all Collateral of the kind which is the subject of this Security Agreement which the grantor may acquire at any time during the continuation of this Security Agreement.

         2.2      PERFECTION OF SECURITY INTERESTS.

                  (a) The Secured Party may file Financing Statements and all amendments thereto describing the Collateral as all assets or personal property of the Debtor, or any or all of the Collateral by any description that the Secured Party deems appropriate in any jurisdiction or office that the Secured Party deems appropriate to perfect its security interests in the Collateral.

                  (b) The Debtor shall have possession of the Collateral (including without limitation Investment Property, Instruments and any and all documentation evidencing the sale of promissory notes or similar Instruments), except where expressly otherwise provided in this Security Agreement or where the Secured Party chooses to perfect its security interest by possession in addition to the filing of a Financing Statement. If Collateral is in the possession of a third party or bailee , the Debtor will join the Secured Party in notifying such third party or bailee of the Secured Party's security interest and obtaining a signed acknowledgement from such third party or bailee that it is holding such Collateral for the benefit of the Secured Party.

                  (c) The Debtor will, on the written request of the Secured Party, obtain agreements (including, without limitation, Control Agreements) acceptable to the Secured Party, vesting in the Secured Party control and the right to direct the disposition of all Collateral consisting of:

                           i.       Investment Property;
                           ii.      Deposit Accounts;
                           iii.     Letter-of-Credit Rights; and
                           iv.      Electronic Chattel Paper.

Upon request of the Secured Party, the Debtor shall cause its Deposit Accounts or Investment Property to be transferred into the name of or maintained with the Secured Party or otherwise covered by a blocked account or Control Agreement in form and substance acceptable to the Secured Party.

                  (d) The Debtor will, on the written request of the Secured Party, mark the originals of all Chattel Paper upon receipt with a legend prescribed by the Secured Party denoting the Secured Party's security interest in such Chattel Paper.

                  (e) Upon request of the Secured Party, the Debtor shall take all actions and execute and deliver, and cause to be executed and delivered, all documents, instruments, registrations, assignments and Control Agreements that Secured Party may request to perfect or further perfect its security interest in any Instruments, Chattel Paper, Investment Property, Documents, Letter-of-Credit Rights, Registered Collateral, Deposit Accounts or Life Insurance Policies. The Debtor shall notify the Secured Party upon request and not less than monthly of the Debtor's receipt, acquisition or establishment of any new Instruments, Chattel Paper, Investment Property, Documents, Letter-of-Credit Rights, Registered Collateral, Deposit Accounts or Life Insurance Policies. Upon request of the Secured Party, the Debtor shall take all actions and execute and deliver, and cause to be executed and delivered, all documents, instruments, registrations, assignments and Control Agreements that the Secured Party may request to perfect its security interest in any such Collateral.

         2.3 CLOSING REPORT. Prior to the Closing, the Secured Party shall eceive an official report from the Secretary of State of each Collateral State, Chief Executive Office State and the Debtor State (the "SOS Reports") indicating that the Secured Party's security interest in the Collateral is prior to all other security interests or other interests reflected in such report with the exception of the Permitted Liens. Each such SOS Report shall be obtained at the cost and expense of Debtor, and in the event the Secured Party obtains any such report, the Debtor shall reimburse the Secured Party on demand for the cost and expense thereof.

         2.4 ADDITIONAL SECURITY. The Debtor agrees that at the written request of the Secured Party it will execute and deliver to Secured Party instruments sufficient to grant the Secured Party a security interest in the patents, trademarks, copyrights, and other intellectual property rights of the Debtor. Such instrument and agreement shall be in recordable form and shall be reasonably satisfactory to the Secured Party. The Debtor agrees to record such instruments in the Patent and Trademark Office within five (5) days of a request by the Secured Party. Debtor acknowledges that a default of its obligations under this Section shall be a material breach entitling Secured Party to accelerate the maturity of the Note.

         2.5 POWER OF ATTORNEY. The Debtor hereby constitutes and appoints the Secured Party its true and lawful attorney-in-fact, without requiring Secured Party to act as such, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of the Debtor or otherwise) to accomplish the purposes of this Security Agreement including, without limitation:


                  (a) To act, require, demand, sue for, compound, collect, receive and give acquittance for any and all monies and claims due (whether from an account debtor, an obligor or any other Person) or to become due to the Debtor or arising out of the Collateral;

                  (b) To receive, take, endorse, assign and deliver any and all checks, notes, orders, drafts and other negotiable and non-negotiable instruments taken or received by the Secured Party in connection therewith and the Debtor hereby waives notice of presentment, protest and non-payment of any instrument so endorsed or assigned;

                  (c) To settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

                  (d) To sell, transfer, assign or otherwise deal in or with the Collateral or the proceeds or avails thereof, as fully and effectually as if the Secured Party were the absolute owner thereof;

                  (e) To make any reasonable allowances and other reasonable adjustments with reference thereto;

                  (f) To file Financing Statements or, to the extent required under Applicable Law, to sign the Debtor's name on any documents, invoices relating to any Collateral, schedules of assignments of Collateral, notices of assignment and other public records;

                  (g) To notify the post office authorities to change the address for delivery of the Debtor's mail relating to the Collateral to an address designated by the Secured Party;

                  (h) To receive, open and dispose of all mail relating to the Collateral addressed to Debtor;

                  (i) To pay or discharge taxes, liens, security interests or other Liens levied or placed on or threatened against the Collateral; and

                  (j) To direct any party liable for any payment under any Collateral to make payment of any and all monies due and to become due thereunder directly to the Secured Party and to receive payment of and receipt for any and all money, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral.

         The Debtor hereby ratifies and approves all acts of the attorney-in-fact appointed hereunder, who will not be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law, unless done maliciously or with willful misconduct. This power, being coupled with an interest, is irrevocable so long as this Security Agreement remains in effect.

                                  ARTICLE III
                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

         The Debtor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Security Agreement, as follows:

         3.1 INSPECTION; NO LIENS. The Secured Party may inspect any Collateral at any time upon reasonable notice. The Debtor has rights in or the power to transfer the Collateral and the Debtor has title to the Collateral. Such title is, and as to Collateral acquired by the Debtor from time to time after the date hereof, such title will be, free from any Liens or other right, title or interest of any Person (other than Permitted Liens and Liens created hereby) and the Debtor shall defend its Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Secured Party. The Debtor shall advise the Secured Party promptly, in reasonable detail, of (i) any Lien on, or asserted against, any of the Collateral; and (ii) the occurrence of any other event which would have a materially adverse impact on the liens and security interests created hereunder.

         3.2 FINANCING STATEMENTS. Upon the filing of such Financing Statements as may be proper, this Security Agreement creates a valid and perfected security interest on the Collateral securing the payment of the Obligations, and all other filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken pursuant to
Article V hereof. So long as any of the Obligations remain unpaid, the Debtor will not authorize the filing in any public office any other financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except Financing Statements filed or to be filed in respect of and covering the security interests granted hereby by the Debtor or in connection with Permitted Liens.

         3.3 CHIEF EXECUTIVE OFFICE STATE; RECORDS. The chief executive office of the Debtor is located at 2150 Whitfield Industrial Way, Sarasota, Florida 34243, which is located in the Chief Executive Office State. Documents evidencing all Accounts and Contract Rights of the Debtor and the books of account and records of the Debtor relating thereto are, and will continue to be, kept at the chief executive office or at such new locations as the Debtor may establish in accordance with the next sentence. The Debtor shall not establish a new location for its chief executive office until (i) it shall have given to the Secured Party not less than 30 days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Secured Party may reasonably request, (ii) with respect to such new location, it shall have taken all action, reasonably satisfactory to the Secured Party, to maintain the security interest of the Secured Party in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect, and (iii) the location of such new chief executive office shall be the Chief Executive Office State.

         3.4 LOCATION OF INVENTORY AND EQUIPMENT. All Inventory and Equipment held on the date hereof by the Debtor is located in the Collateral States on premises owned or leased by Debtor or the location of the Secured Party. The Debtor agrees that all Inventory and Equipment now held or subsequently acquired by it shall be kept at such location under the name of the Debtor, or such new location as the Debtor may establish in accordance with the next sentence. The Debtor may establish a new location for Inventory and Equipment only if (i) it shall have given to the Secured Party not less than 30 days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Secured Party may reasonably request, (ii) with respect to such new location, it shall have taken all action reasonably satisfactory to the Secured Party to maintain the security interest of the Secured Party in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect, and (iii) the location of such Inventory and Equipment shall be a Collateral State.

         3.5 RECOURSE. This Security Agreement is made with full recourse to the Debtor and pursuant to and upon all the warranties, representations, covenants, and agreements on the part of the Debtor contained herein, or in any of the Obligations.

         3.6 TRADE NAMES; CHANGE OF NAME. The exact legal name of the Debtor is as set forth in the Preamble of this Security Agreement. The Debtor shall not change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name except new names established in accordance with the following sentence. The Debtor shall not assume or operate in any jurisdiction under any new trade, fictitious or other name until (i) it shall have given to the Secured Party not less than 30 days' prior written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Secured Party may reasonably request, (ii) with respect to such new name, it shall have taken all action, reasonably satisfactory to the Secured Party, to maintain the security interest of the Secured Party in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect, and (iii) the use of such new name is limited solely to the Debtor State, the Chief Executive Office State and each Collateral State.

         3.7 PAYMENT AND PERFORMANCE. The Debtor shall pay, when due (whether at stated maturity, acceleration or upon demand), the Obligations and shall timely perform all of its covenants, agreements and undertakings in accordance with the Obligations.

         3.8      POSSESSION; SALE AND EXCHANGE

                  (a) Subject to clause (b) of this Section, the Debtor will remain in possession of the Collateral provided that the Secured Party shall be entitled to possession of the Collateral as set forth herein.

                  (b) Until the occurrence of an Event of Default, Debtor may use, sell or exchange the Collateral in the ordinary course of its business without the written consent of the Secured Party, if such sales or exchanges are in accordance with Debtor's usual and customary practices with respect to terms of sale, credits, allowances and credit policies. The inclusion of "Proceeds" under the securities interest granted herein, shall not be deemed a consent by Secured Party to any sale or other distribution expressly permitted herein. The Secured Party does not authorize, and the Debtor agrees not to grant any other security interest(s) (except Permitted Liens) in any of the Collateral.

         3.9 PRESERVATION OF COLLATERAL, DEFEND COLLATERAL. The Collateral shall remain personal property at all times. The Debtor shall not affix any Collateral to any real property in any manner which would change its nature from that of personal property to real property or to a fixture. Debtor shall use reasonable care in the custody and preservation of the Collateral, shall comply with all legal and insurance requirements permitted with respect to its use, and shall keep the same free from all Liens except Liens hereunder and Permitted Liens. Debtor will keep the Collateral in first-class order, repair, running and marketable condition. The Debtor shall (i) defend the Collateral against all claims and demands of all other persons or entities at any time claiming the same or an interest therein; (ii) promptly pay and discharge all liens for labor done and materials and services furnished in connection with the business of the Debtor; and (iii) promptly pay when due all taxes and assessments upon the Collateral or upon its use; provided, however that the Debtor will have the right to contest in good faith any such lien, taxes or assessments provided that it does so diligently and without prejudice to the Secured Party. Upon the Secured Party's request, the Debtor will promptly provide a bond, cash deposit or other security reasonably satisfactory to the Secured Party to protect the Secured Party's security interest should the contest be unsuccessful.

         3.10 ORGANIZATION. The Debtor (i) is a corporation duly organized, validly existing and in good standing under the laws of the Debtor State, (ii) is duly qualified and in good standing as a foreign corporation under the laws of each Collateral State; (iii) has the power and authority to own its property and to transact the business in each Collateral State; and (iv) is in compliance with all Applicable Laws. The employer identification number of the Debtor is 59-29-37938 and the organizational identification number assigned by the Secretary of State of the Debtor State is Delaware. The Debtor shall preserve its corporate existence and shall not change its jurisdiction of organization or its organization identification number or, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets.

         3.11 NON-CONTRAVENTION. The execution, delivery, and performance of this Security Agreement by the Debtor has been duly authorized by all necessary action and do not and will not: (i) require the consent or approval of any Person; (ii) contravene its corporate charter or bylaws; (iii) violate any Applicable Law; (iv) result in a breach of, or constitute a default under, any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Debtor is a party or by which the Debtor or any of its respective properties may be bound or affected; or (v) cause the Debtor to be in default under any Applicable Law or any such indenture, agreement, lease, or instrument.

         3.12 SECURITY AGREEMENT BINDING. This Security Agreement is in full force and effect and is a legal, valid, and binding obligation of the Debtor, enforceable against it in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and similar laws affecting creditor's rights generally or general principles of equity.

         3.13 NO DEFAULT OF DEBTOR. The Debtor is not in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in (i) any agreement or instrument material to its business to which the Debtor is a party; or (ii) the Note, the Loan Agreement or this Security Agreement.

         3.14 NO LITIGATION; NO DEFAULT. There are no pending or threatened actions or proceedings against or affecting the Debtor before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, materially adversely affect its financial condition, operations, properties, business or ability to perform its obligations, or the obligations of the Debtor, under the Note, the Loan Agreement or this Security Agreement. The Debtor is not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no fact or circumstance known to the Debtor, that Debtor has not disclosed to the Secured Party, which materially adversely affects its properties, business, prospects or financial or other condition or its ability to perform its obligations, or the obligations of the Debtor, under the Note, the Loan Agreement or this Security Agreement.

         3.15 INFORMATION SCHEDULE. All information set forth on the Information Schedule is accurate and complete. The Debtor holds no Commercial Claim except as indicated in the Information Schedule. There are no arrangements or agreements among any lender or creditor of the Debtor and others that satisfy the requirements of Sections 679.1041 through 679.1071 of the UCC so that such lender or creditor has control of Collateral consisting of Deposit Accounts, Electronic Chattel Paper, Investment Property or Letter of Credit Rights.

                                   ARTICLE IV
                          SPECIAL PROVISION CONCERNING
                            ACCOUNTS; CONTRACT RIGHTS

         4.1 MAINTENANCE OF RECORDS. At any time when an Event of Default has occurred and is continuing, upon the request of the Secured Party, the Debtor shall, at its own cost and expense, deliver all tangible evidence of its Accounts and Contract Rights (including, without limitation, copies of all documents evidencing the Accounts and all Contracts and such books and records) to the Secured Party or to its representatives (copies of which evidence and books and records may be retained by the Debtor).

         4.2 DIRECTION TO ACCOUNT DEBTORS; CONTRACTING PARTIES, ETC. Upon the occurrence and during the continuance of an Event of Default and if the Secured Party so directs the Debtor, the Debtor agrees (x) to cause all payments on account of the Accounts, Contracts, and other Collateral to be made directly to the Secured Party and (y) that the Secured Party may, at its option, directly notify all account debtors (as such term is defined in the UCC) and other Persons obligated with respect to any Accounts, Chattel Paper, General Intangibles, Instruments or other Collateral, and/or under any Contracts, to make payments with respect thereto as provided in the preceding clause (x).

         4.3 DEBTOR REMAINS LIABLE. Notwithstanding anything herein to the contrary, (i) the Debtor shall remain liable under the contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed; (ii) the exercise by the Secured Party of its rights hereunder shall not release the Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral; and
(iii) the Secured Party shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Security Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                                   ARTICLE V
                      PROVISIONS CONCERNING ALL COLLATERAL

         5.1 PROTECTION OF SECURED PARTY'S RIGHTS. Except as expressly permitted herein, the Debtor will do nothing to impair the rights of the Secured Party in the Collateral. The Debtor has the risk of loss of the Collateral. The Debtor will at all times keep its Inventory and Equipment insured and at Secured Party's option, at the Debtor's own expense, all policies or certificates with respect to such insurance shall be endorsed to the Secured Party's satisfaction for the benefit of the Secured Party (including, without limitation, by naming the Secured Party as loss payee) and, at the Secured Party's request, deposited with the Secured Party. If an Event of Default shall be in existence and the Debtor shall fail to insure its Inventory and Equipment in accordance with the preceding sentence, or if the Debtor shall fail to so endorse and deposit all policies or certificates with respect thereto, the Secured Party shall have the right (but shall be under no obligation) to procure such insurance and the Debtor agrees to reimburse the Secured Party for all costs and expenses of procuring such insurance. The Secured Party may apply any proceeds of such insurance in accordance with Section 6.4 hereof. The Debtor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of the Debtor to pay its Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to the Debtor.

         5.2 FINANCING STATEMENTS. The Debtor authorizes the Secured Party to file such Financing Statements (or similar statements or instruments of registration under the law of any jurisdiction) and amendments thereto, in form acceptable to the Secured Party (including without limitation Financing Statements and amendments describing the Collateral as all assets or personal property of the Debtor, or any or all of the Collateral by any description that the

Secured Party deems appropriate in any jurisdiction or office that the Secured Party deems appropriate to perfect its security interests in the Collateral), as the Secured Party may from time to time deem necessary or desirable in the opinion of the Secured Party to establish and maintain a valid, enforceable, security interest (subject to Permitted Liens) in the Collateral as provided herein and the other rights and security contemplated hereby all in accordance with the UCC or any Applicable Law. The Debtor authorizes the Secured Party to file any such Financing Statements without the signature of Debtor to the extent permitted by law. The Debtor will pay, and promptly reimburse the Secured Party in full for, any applicable filing fees and related expenses.

         5.3 SECURED PARTY MAY PERFORM. If the Debtor fails to perform any agreement contained herein, the Secured Party may itself perform, or cause the performance of, such agreement and the expenses of the Secured Party incurred in connection therewith shall be promptly payable and reimbursed to the Secured Party by the Debtor, under Article VII hereof. Notwithstanding the foregoing sentence, the Secured Party has no duty to collect any income or either amounts accruing on the Collateral or to preserve any rights relating to any Collateral.

                                   ARTICLE VI
                        EVENTS OF DEFAULT; REMEDIES UPON
                         OCCURRENCE OF EVENT OF DEFAULT


         6.1 EVENTS OF DEFAULT AND REMEDIES; OBTAINING THE COLLATERAL UPON DEFAULT. The occurrence of any of the following, shall, at the option of the Secured Party (except with respect to clause (e) below, which shall be automatic), be an event of default ("Event of Default"):

                  (a) any failure to pay any amounts due under the Note, the Loan Agreement or this Security Agreement when and as due and payable;

                  (b) any failure by the Debtor to comply with (including any period of grace provided to the Debtor with respect thereto) with any of the provisions of, or the incorrectness of any representation or warranty contained in or any other default or breach under, the Note, the Loan Agreement or this Security Agreement;

                  (c) any Event of Default under the Loan Agreement or the Note;

                  (d) any transfer or disposition of any Collateral, except as expressly permitted by this Security Agreement;

                  (e)      attachment, execution or levy on any Collateral;

                  (f) the Debtor voluntarily or involuntarily becomes subject to any proceeding under (A) the Bankruptcy Code or (B) any similar remedy under Applicable Law;

                  (g) the Debtor shall fail to comply with, or becomes subject to, any administrative or judicial proceeding under federal, state or local (A) hazardous waste or environmental law, (B) asset forfeiture or similar law which can result in the forfeiture of property, or (C) other law, in which noncompliance may have any significant adverse effect on the Collateral; or

                  (h) the Secured Party shall have received at any time following the Closing an SOS Report indicating that the Secured Party's interest in the Collateral is not prior to all other security interests or other interests reflected in such SOS Report except for the Permitted Liens.

         The Debtor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, subject to any mandatory requirements of Applicable Law then in effect, and further subject to the rights of CIT and Finova under any security agreement between Debtor and either of CIT or Finova existing as of the date of this Agreement, the Secured Party, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured party (as such term is defined in the UCC) under the UCC in all relevant jurisdictions and may:

                  (a) declare all Obligations to be immediately due and payable, without notice, protest, presentment or demand all of which are expressly waived by the Debtor;

                  (b) personally, or by agents or attorneys, immediately take possession or control of the Collateral or any part thereof, from the Debtor or any other Person who then has possession or control of any part thereof with or without notice or process of law, and for that purpose may enter upon the Debtor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Debtor;

                  (c) instruct the account debtor (as such term is defined in the UCC), obligor or obligors on any agreement, instrument or other obligation constituting the Collateral to make any payment required by the terms of such instrument or agreement directly to the Secured Party;

                  (d) notify any and all creditors (if any) of the Debtor of such Event of Default and of the Secured Party's enforcement of any rights under this Security Agreement;

                  (e) sell, assign or otherwise liquidate, or direct the Debtor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation; and

                  (f) take possession of the Collateral or any part thereof, by directing the Debtor in writing to deliver the same to the Secured Party at any place or places designated by the Secured Party, in which event the Debtor shall at its own expense (i) forthwith cause the same to be moved to the place or places so designated by the Secured Party and there delivered to the Secured Party, (ii) store and keep any Collateral so delivered to the Secured Party at such place or places pending further action by the Secured Party as provided in Section 6.2 hereof, and (iii) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition; it being understood that the Debtor's obligation so to deliver the Collateral is of the essence of this Security Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Secured Party shall be entitled to a decree requiring specific performance by the Debtor of said obligation.

         6.2 REMEDIES; DISPOSITION OF THE COLLATERAL. Any Collateral repossessed by the Secured Party under or pursuant to Section 6.1 hereof and any other Collateral whether or not so repossessed by the Secured Party, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Secured Party may, taking into consideration the mandatory requirements of the UCC that the purchase price paid for such Collateral not fall "significantly below" the range of prices a third party would pay in a commercially reasonable foreclosure sale, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Secured Party or after any overhaul or repair which the Secured Party shall determine to be commercially reasonable; however, the Secured Party shall have no obligation to clean up or otherwise prepare the Collateral for such sale, lease or disposition. The Secured Party may specifically disclaim any warranties of title and the like. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days' written notice to the Debtor and all debtors (if any) of the Debtor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the Debtor or any nominee of the Debtor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days' written notice to the Debtor specifying the time and place of such sale and, in the absence of Applicable Law, shall be by public auction (which may, at the Secured Party's option, be subject to reserve) after publication of notice of such auction not less than 10 day's prior thereto in a newspaper in general circulation. To the extent permitted by any such requirement of Applicable Law, the Secured Party may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to the Debtor (except to the extent of surplus money received). If the Secured Party sells or disposes of any of the Collateral upon credit, the Debtor will be credited only with payments actually made by the purchaser and received by the Secured Party on such Collateral and applied to the indebtedness of such purchaser. In the event that such purchaser fails to pay for the Collateral, the Secured Party may resell or re-dispose of such Collateral and the Debtor shall be credited with the proceeds of such resale or re-disposition. If, under mandatory requirements of Applicable Law, the Secured Party shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Debtor as hereinabove specified, the Secured Party need give the Debtor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law.

         6.3 WAIVER OF CLAIMS. Except as otherwise provided in this Security Agreement, THE DEBTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE SECURED PARTY'S TAKING POSSESSION OR THE SECURED PARTY'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH DEBTOR WOULD OTHERWISE HAVE UNDER THE

CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and the Debtor hereby further waives, to the extent permitted by Applicable Law:

                  (a) all damages occasioned by such taking of possession except any damages which are the direct result of the Secured Party's gross negligence or willful misconduct;

                  (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Secured Party's rights hereunder;

                  (c) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Security Agreement or the absolute sale of the Collateral or any portion thereof, and the Debtor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws;

                  (d) demand, notice of non-payment, dishonor and notice of acceptance of this Security Agreement, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon; and

                  (e) any and all rights of the Debtor to pursue any Person for any Obligation.

                  Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Debtor therein and thereto, and shall be a perpetual bar both at law and in equity against the Debtor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Debtor.

         6.4 APPLICATION OF PROCEEDS. The proceeds of any Collateral obtained pursuant to Section 4.2 or Section 6.1 or disposed of pursuant to
Section 6.2 shall be applied as follows:

                  (a) to the payment of any and all expenses and fees (including reasonable attorneys' fees) incurred by Secured Party in obtaining, taking possession of, removing, insuring, repairing, storing and disposing of Collateral and any and all amounts incurred by Secured Party in connection therewith;

                  (b) next, any amount then remaining to the payment of the Obligations in the following order of priority:

                           (i)      the fees, costs and expenses then owing to
the Secured Party;

                           (ii)     all interest accrued and unpaid;

                           (iii)    the principal amounts owing on the Note; and

                           (iv)     all other Obligations then owing;

                  (c) if no Obligation is outstanding, any surplus then remaining shall be paid to the Debtor, subject, however, to the rights of the holder of any then existing Lien of which Secured Party has actual notice (without investigation); it being understood that the Debtor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the sums referred to in clauses (a) and
(b) of this Section with respect to the Debtor.

         6.5 COLLATERAL ACCOUNT. At the Secured Party's option, exercisable after and during the continuance of any Event of Default under this Security Agreement (although once exercised, not to be conditioned on the continuance of any Event of Default), the Debtor will deposit or cause to be deposited to one or more bank accounts designated by the Secured Party and from which the Secured Party alone (to the extent the Secured Party is not prohibited from acting alone under Applicable Law) has control or power of access and withdrawal (the "Collateral Account") all checks, drafts, cash and other remittances in payment or on account of payment of the Collateral (all of the foregoing herein collectively referred to as "items of payment"). The Debtor shall deposit items of payment for credit to the Collateral Account not later than the next banking day after the receipt thereof, and in precisely the form received, except for the appropriate endorsements of the Debtor where necessary to permit the collection of any such items of payment, which endorsement the Debtor hereby agrees to make. Pending such deposit to the Collateral Account, endorsement and/or other delivery thereof to the Secured Party, the Debtor will not commingle any such items of payment with any of its other funds or property, but will hold them separate and apart therefrom in trust and for the account of the Secured Party. The Debtor recognizes that the amounts evidenced by the items of payment may not be collectible by the Secured Party on the date deposited to the Collateral Account. The Secured Party is not required to credit the Collateral Account for the amount of any item of payment which is reasonably unsatisfactory to the Secured Party. The Secured Party may, at its option, at any time or from time to time after an Event of Default hereunder, revoke the collection right of the Debtor with respect to the Collateral by either giving notice of its assignment of, and lien on, the Collateral to the account Debtor, or giving notice of such revocation to the Debtor.

         6.6 REMEDIES CUMULATIVE, ETC. Each and every right, power and remedy hereby specifically given to the Secured Party shall be in addition to every other right, power and remedy specifically given under this Security Agreement or any of the Obligations, or any document related thereto or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Secured Party. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Secured Party in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Event of Default or an acquiescence therein. No notice to or demand on the Debtor in any case shall entitle the Debtor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Secured Party to any other further action in any circumstances without notice or demand. In the event that the Secured Party shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Secured Party may recover reasonable expenses, including attorneys' fees, and the amounts thereof shall be included in such judgment. With respect to both the Obligations and the Collateral, the Debtor assents to any extension or postponements of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable. The Secured Party shall have no duty as to the collection of protection of the Collateral or any income thereon, nor as to the preservation thereto beyond the safe custody thereof.

         6.7 NO EFFECT ON LIABILITY OF DEBTOR. The exercise by the Secured Party of, or failure to so exercise, any authority granted under this Security Agreement shall in no manner affect the Debtor' liability to the Secured Party and the Secured Party shall be under no obligation or duty to exercise any of the powers hereby conferred upon it and it shall be without liability for any act or failure to act in connection with the collection of, or the preservation of any rights under, any of the Collateral.

         6.8 NO MARSHALING. The Secured Party has no obligation to marshal any assets or property in favor of the Debtor or any other lienholders of Debtor, or against or in payment of:

                  (a)      the Note;

                  (b)      this Security Agreement;

                  (c)      any of the Obligations; or

                  (d) any other obligation owed to the Secured Party by the Debtor or any other Person.

                                   ARTICLE VII
                                    INDEMNITY

         7.1 INDEMNITY. (a) The Debtor agrees to indemnify, reimburse and hold all Indemnitees harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs and expenses (including reasonable attorneys' fees and expenses) (for the purposes of this Section 7.1 the foregoing are collectively called "EXPENSES") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Security Agreement or the documents executed in connection herewith or in any other way connected with the administration of the transactions contemplated hereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 7.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee. The Debtor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, judgment or suit, the Debtor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the Debtor of any such assertion of which such Indemnitee has knowledge, however, the failure to so notify the Debtor shall not effect its obligations hereunder.

                  (b) Without limiting the application of Section 7.1(a), the Debtor agrees to pay, or reimburse the Secured Party for (if the Secured Party shall have incurred fees, costs or expenses because the Debtor shall have failed to comply with its obligations under this Security Agreement), any and all fees, costs and expenses of whatever kind or nature (including without limitation any and all fees, costs and expenses of the Secured Party's outside attorneys) incurred in connection with the creation, preservation or protection of the Secured Party's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Secured Party's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

                  (c) If and to the extent that the obligations of the Debtor under this Section 7.1 are unenforceable for any reason, the Debtor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

         7.2 INDEMNITY OBLIGATIONS SECURED BY COLLATERAL; SURVIVAL. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of the Debtor contained in this Article VII shall continue in full force and effect notwithstanding the full payment of all other Obligations and notwithstanding the discharge thereof.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 NOTICES. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when a record thereof has been delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Security Agreement, addressed to such party at its address set forth in the Information Schedule (in the case of the Debtor) or below its signature hereon (in the case of the Secured Party), or at such other address as any of the parties hereto may hereafter notify the others in writing. The Debtor is obligated to furnish the Secured Party with a current address and similar notice information at all times for as long as the Obligations remain outstanding.

         8.2 WAIVER; AMENDMENT. None of the terms and conditions of this Security Agreement may be changed, waived, modified or varied in any manner whatsoever except in a writing signed by the parties hereto.

         8.3 OBLIGATIONS ABSOLUTE. The obligations of the Debtor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Debtor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Security Agreement, or any other documentation; or (c) any amendment to or modification of the Note, the Loan Agreement, this Security Agreement or any other documentation or any security for any of the Obligations, whether or not the Debtor shall have notice or knowledge of any of the foregoing. The rights and remedies of the Secured Party herein provided are cumulative and not exclusive of any rights or remedies which the Secured Party would otherwise have. The parties acknowledge that this Security Agreement is intended to include all liabilities of the Debtor to the Secured Party which have arisen in the past or which arise in the future, regardless of form or purpose and whether evidenced by instruments or not and whether now contemplated or not. The parties acknowledge that the contents of EXHIBIT A constitute a part of this Security Agreement as if all such contents were fully set forth herein.

         8.4 SUCCESSORS AND ASSIGNS. This Security Agreement shall be binding upon the Debtor and its successors and assigns (including without limitation all Persons who become bound as a debtor, as such term is defined in the UCC, to this Security Agreement) and shall inure to the benefit of the Secured Party and its successors and assigns, provided that the Debtor may not transfer or assign any or all of its rights or obligations hereunder without the written consent of the Secured Party. All agreements, statements, representations and warranties made by the Debtor herein or in any certificate or other instrument delivered by the Debtor or on its behalf under this Security Agreement shall be considered to have been relied upon by the Secured Party and shall survive the execution and delivery of this Security Agreement regardless of any investigation made by the Secured Party.

         8.5 CONSTRUCTION; PRONOUNS. The language used in this Security Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either party. Unless the context otherwise requires, the term "include" and all derivatives thereof shall be construed in an illustrative sense and not a limiting sense. The headings of the several sections of this Security Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or gender neutral, singular or plural, as the identity of the Person or Persons may require. Any reference herein to any law or statute shall be deemed to include any succeeding law or statute.

         8.6 SEVERABILITY. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         8.7 FURTHER ASSURANCES. From time to time, or at any time, upon demand of the Secured Party and at the Debtor's expense, the Debtor shall (i) make, execute, endorse, file, acknowledge and deliver to the Secured Party such assignments and other papers, documents, lists, descriptions, conveyances, transfer endorsements, powers of attorney, certificates, reports, instruments and other assurances; and (ii) do or cause to be done all such other acts and things, as the Secured Party deems necessary or appropriate to establish, perfect and maintain a valid security interest in the Collateral or to carry out the intention, or facilitate the performance, of the terms of this Security Agreement. The Debtor hereby further agrees that it shall, at the Secured Party's request, deliver to the Secured Party any and all evidence of ownership of, certificates of title to, or other Documents evidencing any interest in, any and all of the Collateral.

         8.8 DEBTOR'S DUTIES. It is expressly agreed, anything herein contained to the contrary notwithstanding, that the Debtor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Secured Party shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Security Agreement, nor shall the Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of the Secured Party under or with respect to any Collateral.

         8.9 GOVERNING LAW. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF FLORIDA (EXCEPT TO THE EXTENT THAT THE UCC PROVIDES FOR THE APPLICATION OF THE LAW OF THE DEBTOR STATE), AND IN ANY CASE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

         8.10 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THE DEBTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE MIDDLE DISTRICT OF FLORIDA AND ANY STATE COURT WITHIN BREVARD COUNTY, STATE OF FLORIDA, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS SECURITY AGREEMENT MAY BE LITIGATED IN SUCH COURTS, AND THE DEBTOR WAIVES ANY OBJECTION WHICH IT MIGHT HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS.

         THE PARTIES ACKNOWLEDGE THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY JURY EXCEED THE TIME AND EXPENSE FOR A BENCH TRIAL AND HEREBY WAIVE, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         8.11 COUNTERPARTS. This Security Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. The Debtor acknowledges that this Security Agreement is and shall be effective upon execution of the Debtor and delivery to and acceptance hereof by the Secured Party, and it shall not be necessary for the Secured Party to execute any acceptance hereof or otherwise to signify or express its acceptance hereof to the Debtor. This Security Agreement may be executed by facsimile signature, but the Debtor agrees to furnish an original to the Secured Party within two business days after signing. The Debtor's failure or delay in delivering an original signed counterpart of this Agreement shall not affect its validity or enforceability.

                    [Intentionally left blank to end of page]

         IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated General Security Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

Debtor:                                  Secured Party:

TELTRONICS, INC.                         HARRIS CORPORATION

By: /s/ Ewen Cameron                     By: /s/ Jeffrey P. Morrill
   -----------------------------             -----------------------------

Name: Ewen Cameron                       Name: Jeffrey P. Morrill
     ---------------------------               ---------------------------

Title President CEO                      Title  Assistant Treasurer
     ---------------------------               ---------------------------

                                         Address: 1025 West NASA Blvd.
                                                  Melbourne, FL  32919
                                                  Attn: Scott T. Mikuen, Esquire

                      AFFIDAVIT OF OUT-OF-FLORIDA EXECUTION
                      -------------------------------------





         I, Ewen Cameron, being duly sworn upon my oath, depose and say:



                  1. That I am President and CEO of Teltronics, Inc. (the "Borrower").



                  2. That on the 28th day of March, 2002, I executed on behalf of the Borrower the Amended and Restated General Security Agreement dated March ___, 2002 between the Borrower and Harris Corporation ("Harris").



                  3. The execution of the Amended and Restated General Security Agreement took place in the City of Atlanta in the State of Georgia.



         IN WITNESS WHEREOF, I have executed this Affidavit of Out-of-Florida Execution as of the day and year set forth below.


                                          /s/ Ewen Cameron
                                          ----------------------------------

                                          Name: Ewen Cameron

                                          Title: President CEO

STATE OF   Georgia
         -----------------------


COUNTY OF  Fulton
          -----------------------


         The foregoing Affidavit of Out-of-Florida Execution was acknowledged before me this 28th day of March, 2002, by the affiant named above, who signed and acknowledged the same on behalf of the Borrower, Teltronics, Inc. The affiant is personally known to me or has produced Driver's License as identification and [X] did [ ]did not take an oath.





(NOTARY SEAL)


                                                 /s/ Trina L. Mackie
                                                 ------------------------------

                                                 Name: Trina L. Mackie

                                                 Notary Public-State of Georgia
                                                                       --------
                                                 Commission Number: 01-NT-02474
                                                                    -----------




                                      (2)